Exhibit 31

CERTIFICATIONS

I, Peter S. Garcia, certify that:

1.  I have reviewed this annual report on Form 10-K/A of BioTime, Inc.;

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:  April 30, 2013

/s/Peter S. Garcia
Peter S. Garcia
Chief Financial Officer

CERTIFICATIONS

I, Michael D. West, certify that:

1.  I have reviewed this annual report on Form 10-K/A of BioTime, Inc.;

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:  April 30, 2013

/s/Michael D. West
Michael D. West
Chief Executive Officer